UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

LUCY’S CAFE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51384	88-0476779
(Commission File Number)	(I.R.S. Employer Identification No.)

2685 Park Center Drive, Simi Valley, California 93065
(Address of principal executive offices) (Zip Code)

(805) 433-8000
(Registrant’s telephone number, including area code)

1780 Grenada Street, Seaside, California 93955
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 31, 2007, Lucy’s Cafe, Inc. (the “Company”) engaged Mayer Hoffman McCann P.C. (“Mayer Hoffman McCann”) as its new principal accountants effective immediately. Mayer Hoffman McCann has been engaged for general audit and review services because of its history with InterMetro Communications, Inc., the Company’s primary business unit following a merger in December 2006, and not because of any particular transaction or accounting principle, or because of any disagreement with the Registrant’s former accountant, Hansen, Barnett & Maxwell, a professional corporation of certified public accountants (“Hansen, Barnett & Maxwell”).

Hansen, Barnett & Maxwell was dismissed effective January 31, 2007. Hansen, Barnett & Maxwell reports on the Company’s financial statements for the fiscal years ended December 31, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion, uncertainty, audit scope or accounting principles, except for a going concern issue noted in Hansen, Barnett & Maxwell’s report on our financial statements as of and for the year ended December 31, 2004 and 2005. The decision to change accountants was recommended and approved by the Company’s Audit Committee and Board of Directors. During the fiscal years ended December 31, 2004 and December 31, 2005 through the date hereof, the Company did not have any disagreements with Hansen, Barnett & Maxwell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Hansen, Barnett & Maxwell’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Company provided Hansen, Barnett & Maxwell with a copy of the foregoing disclosure and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company herein. A copy of Hansen, Barnett & Maxwell’s letter dated January 31, 2007 is filed herewith and is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.  Change in Registrant’s Certifying Accountant.

Exhibits

16.1	Letter from Hansen, Barnett & Maxwell, a professional corporation of certified public accountants, dated January 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUCY’S CAFE, INC.
(Registrant)

Date: January 31, 2007

/s/ Charles Rice, Chief Executive Officer
Charles Rice, Chief Executive Officer